UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 8, 2017

Midland States Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On June 9, 2017, pursuant to the Agreement and Plan of Merger, dated as of January 26, 2017 (the “Merger Agreement”), by and among Midland States Bancorp, Inc., an Illinois corporation (“Midland”), Sentinel Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Midland (“Merger Sub”), and Centrue Financial Corporation, a Delaware corporation (“Centrue”), Centrue merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of Midland.  As a result of the Merger, Centrue’s wholly owned bank subsidiary, Centrue Bank, became a wholly owned subsidiary of Midland.

Subject to the terms and conditions of the Merger Agreement, and after giving effect to the elections made by Centrue stockholders and the proration provisions of the Merger Agreement, at the effective time of the Merger (i) each share of Centrue common stock with respect to which a valid election to receive cash consideration was made was converted into the right to receive a combination of $14.2831 in cash and 0.3544 shares of Midland common stock, (ii) each share of Centrue common stock with respect to which a valid election to receive share consideration was made was converted into the right to receive 0.7604 shares of Midland common stock, (iii) each share of Centrue common stock with respect to which a valid election to receive mixed consideration was made was converted into the right to receive a combination of $9.3625 in cash and 0.4943 shares of Midland common stock, and (iv) each share of Centrue common stock with respect to which no valid election was made was converted into the right to receive 0.7604 shares of Midland common stock, in each case, with cash paid in lieu of any fractional shares.  In connection with the Merger, Centrue equity awards vested and were settled in cash at the effective time of the Merger based on a value of $26.75 per share.  Each share of Centrue’s Series B Preferred Stock was converted into the right to receive a share of a newly created series of Series G Preferred Stock of Midland (the “Series G Preferred Stock”), and each share of Centrue’s Series D Preferred Stock was converted into the right to receive a share of a newly created series of Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series H of Midland (the “Series H Preferred Stock”).  In the aggregate, Midland paid approximately $61.0 million and issued 3,219,238 shares of Midland common stock, 181 shares of Series G Preferred Stock and 2,635.5462 shares of Series H Preferred Stock in respect of the outstanding shares of Centrue capital stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Midland’s Current Report on Form 8-K filed on January 26, 2017, and is incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, pursuant to a First Supplemental Indenture, dated as of June 9, 2017, by and among Midland, Centrue, and U.S. Bank National Association (the “Trustee”), as trustee, Midland assumed Centrue’s rights, duties, and obligations under the Indenture, dated as of April 22, 2004, by and between Centrue and the Trustee, under which Centrue had issued approximately $10.3 million aggregate principal amount of its Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034.

Item 3.03.             Material Modification to Rights of Security Holders.

In connection with the Merger, on June 8, 2017, Midland filed a statement of resolution establishing series with the Illinois Secretary of State (the “Illinois Secretary”), establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Series G Preferred Stock and the Series H Preferred Stock.

The Series G Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Series H Preferred Stock, and (2) senior to Midland’s common stock and any other securities issued by Midland (collectively, the “Series G Junior Securities”).

Under the terms of the Series G Preferred Stock, if Midland has not paid or declared and set aside for payment full dividends on the Series G Preferred Stock for all past dividend periods and the then current dividend period, it may not declare or pay dividends on, other than dividends payable solely in Midland’s common stock, or redeem, purchase or acquire, its common stock or other Series G Junior Securities without the approval of the holders of a majority of the outstanding shares of Series G Preferred Stock.

The Series H Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Series G Preferred Stock and each class or series of stock Midland may issue in the future the terms of which do not expressly provide that such class or series will rank senior or junior to the Series H Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Midland, and (2) senior to Midland’s common stock and each other class or series of stock Midland may issue in the future the terms of which expressly provide that it ranks junior to the Series H Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Midland (collectively, the “Series H Junior Securities”).

Under the terms of the Series H Preferred Stock, with certain limited exceptions, if Midland has not declared and paid full quarterly dividends on the Series H Preferred Stock for a particular dividend period, it may not declare or pay dividends, other than dividends payable solely in Midland’s common stock, on its common stock, Series G Preferred Stock or other Series H Junior Securities during the period from the last day of such dividend period until the last day of the third dividend period immediately following such dividend period.

The foregoing descriptions of the terms of the Series G Preferred Stock and the Series H Preferred Stock are qualified in their entirety by reference to the full text of the applicable statement of resolution, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference herein.  Descriptions of the terms of the Series G Preferred Stock and the Series H Preferred Stock are contained in the sections captioned “Description of Midland Capital Stock—Series G Preferred Stock” and “Description of Midland Capital Stock—Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series H” in Midland’s Registration Statement on Form S-4 (File No. 333-216708) filed on April 25, 2017, and are incorporated by reference herein.

The foregoing descriptions of the terms of the Series G Preferred Stock and the Series H Preferred Stock are qualified in their entirety by reference to the full text of the applicable statement of resolution, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of Midland was held on June 8, 2017. Two proposals were presented to the shareholders. The results of the shareholder vote on the proposals were as follows:

To approve the issuance of shares of Midland common stock in connection with the Merger (the “Midland Share Issuance Proposal”):

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
11,322,354	4,511	11,819	0

To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including to permit further solicitation if an insufficient number of votes are cast to approve the Midland Share Issuance Proposal:

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
10,925,214	396,732	16,738	0

Item 7.01.             Regulation FD Disclosure.

On June 12, 2017, Midland issued a press release announcing the completion of the Merger.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Midland intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, Midland intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 26, 2017, among Midland States Bancorp, Inc., Sentinel Acquisition, LLC and Centrue Financial Corporation (incorporated by reference to Exhibit 2.1 to Midland States Bancorp, Inc.’s Current Report on Form 8-K filed on January 26, 2017)*

3.1	Statement of Resolution Establishing Series of Series G Preferred Stock of Midland States Bancorp, Inc.

3.2	Statement of Resolution Establishing Series of Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series H of Midland States Bancorp, Inc.

Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

99.1	Press Release, dated June 12, 2017

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Midland agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2017	MIDLAND STATES BANCORP, INC.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 26, 2017, among Midland States Bancorp, Inc., Sentinel Acquisition, LLC and Centrue Financial Corporation (incorporated by reference to Exhibit 2.1 to Midland States Bancorp, Inc.’s Current Report on Form 8-K filed on January 26, 2017)*

3.1	Statement of Resolution Establishing Series of Series G Preferred Stock of Midland States Bancorp, Inc.

3.2	Statement of Resolution Establishing Series of Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series H of Midland States Bancorp, Inc.

Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

99.1	Press Release, dated June 12, 2017

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Midland agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.